Exhibit 99.1

United States Diesel-Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(279,947)
Unrealized Gain (Loss) on Market Value of Futures	163,082
Dividend Income	56
Interest Income	38
ETF Transaction Fees	350
Total Income (Loss)	$(116,421)

Expenses
Professional Fees	$8,680
General Partner Management Fees	1,786
SEC & FINRA Registration Expense	620
Brokerage Commissions	302
Prepaid Insurance Expense	52
NYMEX License Fee	46
Non-interested Directors' Fees and Expenses	41
Total Expenses	11,527
Expense Waiver	(9,292)
Net Expenses	$2,235
Net Income (Loss)	$(118,656)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/14	$2,961,446
Additions (50,000 Shares)	1,371,489
Net Income (Loss)	(118,656)

Net Asset Value End of Month	$4,214,279
Net Asset Value Per Share (150,000 Shares)	$28.10

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612